FALKEN Vermogensberatungsgesellschaft
fur Internationale Kapitalanlagengesellschaft.mb.H.
HebbelstraBe 16
40237 Dusseldorf
hereinafter called "FALKEN"

March 3rd 1997

DIVERSIFIED RESEARCH, INC.
1900 VINE STREET
SALT LAKE CITY
UTAH 84111

Attention:

Gentlemen:

      This will confirm the arrangements, terms and conditions pursuant to which "Falken" Incorporated (the "Investment Banker"), have been retained to serve as the Investment Banker and advisor to DIVERSIFIED RESEARCH INC, a Nevada corporation (the "Company"), on a non-exclusive basis for the term set forth in Section 2 below. The undersigned hereby agrees to the following terms and conditions;

1. Duties of FALKEN:

      (a) Consulting Services: FALKEN will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, FALKEN will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining there to.

      (b) Financing: FALKEN will assist and represent the Company in obtaining both short and long-term financing, when so requested by the Company. FALKEN will be entitled to additional compensation under such forms as may be agreed to by the parties of up to 10% of the funds raised outside the US.

      (c) Wall Street Liaison FALKEN will, when appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

       The services described in this Section I shall be rendered by FALKEN under the supervision of the Company, but at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine. FALKEN will keep the Company advised of its activities hereunder.

Term:

     This Agreement shall continue for a period of two years from the date hereof (the "Term"). However, the company reserves the right to terminate the agreement at the time and under a 30 days remedy clause when FALKEN serves unsatisfactory to it's obligations.

Compensation.

     As compensation for FALKEN'S services hereunder, the Company shall deliver to FALKEN an aggregate of 250,000 shares of the Company's common stock the shares shall be restricted by Rule 144. Any offering documents have to be filed with the Non US authorities whereas such a filing and such a published notice is required. (i.e. Bundesautsichtsamt fur den Wertpapicrhandel, Germany).The first documents offered by the company will be the REG D 504 offered by the company under the exempt Status. The commission for such introductions shall be:

             10% on the first $900,000.-REG D 504

Warranties:

     Consultant shall in any event place a minimum of $50,000.- within a period of 90 days after the proper offering document has been released by the company for circulation to. However in case the consultant does not live up to his agreement within the given time period of 60 days, the company reserves the right revert the stock as described in paragraph 3 Compensation back to the company.

Relationship:

     Nothing herein shall constitute FALKEN as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, FALKEN shall not have the authority to obligate or commit the Company in any manner whatsoever.

Confidentially

     Except in the course of the performance of its duties hereunder, FALKEN agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

Assignment and Termination

     This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld.

                                      Very truly yours,

                                      FALKEN
                                       Vernogensberatungsgesellschaft fur

                                      Internationale Kapitalanlagen mbH.


                                      By:/s/G.

AGREED AND ACCEPTED
Diversified Research, Inc.

By:/s/L. L. Blecker